Safehold

Press Release

Safehold Signs Agreement to Originate New $180 Million Ground Lease in New York City

NEW YORK, November 18, 2019

Safehold Inc. (NYSE: SAFE) announced it has entered into a definitive agreement with an institutional investment manager to create a new $180 million Safehold™ ground lease under the office property at 685 Third Avenue in New York City. The transaction is expected to close in 2019, and is subject to customary closing conditions.

685 Third Avenue is a 31-story, 639K SF office building in Manhattan's Grand Central submarket. The building is one block from Grand Central terminal with access to the Metro-North Commuter Rail and to the 4, 5, 6, and 7 subway lines. The property has an attractive footprint, occupying the entire city block and has undergone significant capital improvements since 2004.



Photo: 685 Third Ave.

About Safehold:

Safehold Inc. (NYSE: SAFE) is a publicly traded REIT that originates and acquires ground leases in order to generate attractive long-term risk-adjusted returns.

1114 Avenue of the Americas
New York, NY 10036
T 212.930.9400
investors@safeholdinc.com

Safehold

Customer Contact:

Tim Doherty
Executive Vice President
Co-Head of Investments
T: 212.930.9433
E: tdoherty@istar.com

Investor Relations Contact:

Jason Fooks
Senior Vice President
Investor Relations & Marketing
T: 212.930.9400
E: investors@safeholdinc.com